CERTIFICATE OF MERGER

                                       OF

                               XETAVA CORPORATION

                                  WITH AND INTO

                               AVATEX CORPORATION

                                Under Section 251

                                       of

                      the Delaware General Corporation Law

           AVATEX CORPORATION, a Delaware corporation, hereby certifies that:

           FIRST: The name and the state of incorporation of each of the constituent corporations is as follows:

           Name                                     State of Incorporation
           ----                                     ----------------------

Avatex Corporation ("Avatex")                       Delaware

Xetava Corporation ("Xetava")                       Delaware

           SECOND: An Agreement and Plan of Merger, dated as of June 18, 1999 (as amended, the "Agreement of Merger"), by and between Avatex and Xetava has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations named above in accordance with Section 251 (and, with respect to Xetava, by the written consent of its sole stockholder in accordance with Section 228) of the General Corporation Law of the State of Delaware.

           THIRD: The name of the surviving corporation is Avatex Corporation (the "Surviving Corporation").

           FOURTH: The Certificate of Incorporation of Avatex shall be amended in its entirety to read as set forth in the Restated Certificate of Incorporation of Avatex attached hereto as Annex A, and as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law and the terms thereof.

           FIFTH: The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 5190 N. Central Expressway, Suite 1780, Dallas, Texas 75206.

           SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

           IN WITNESS WHEREOF, Avatex has caused this certificate to be executed as of the 7th day of December, 1999.

                                       AVATEX FUNDING, INC.



                                       By:  /s/ Melvyn J. Estrin
                                          -------------------------------------
                                          Name: Melvyn J. Estrin
                                          Title: Co-Chief Executive Officer










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


                                                                         Annex A
                                                                         -------



           Restated Certificate of Incorporation of Avatex Corporation
           -----------------------------------------------------------

                                 (see attached)

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               AVATEX CORPORATION


     FIRST: The name of the Corporation is AVATEX CORPORATION.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address in the State of Delaware is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

     FOURTH: Section 1. The total number of shares of capital stock that the Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shares shall be class A common stock, par value $0.01 per share (the "Class A Common Stock"), and 10,000,000 shares shall be preferred stock, par value $0.01 per share (the "Preferred Stock").

           SECTION 2 . The Preferred Stock may be issued from time to time in one or more series, and there is hereby expressly granted to and vested in the Board of Directors the authority, by resolution or resolutions providing for the issue thereof, to fix in respect of each series:

                      (a) the designation of such series, and the number of shares (which number may be decreased before the issuance thereof or may be increased) that shall be included in such series;

                      (b) the dividend rate, the dividend dates (which shall be no more frequent than quarterly) upon which dividends shall be payable, and the date from which dividends shall be cumulative on shares issued prior to the record date for the determination of shareholders entitled to receive payment of the first dividend on any shares of such series, together with the limitations, if any, on dividends or other distributions on common stock which are to obtain so long as any shares of such series shall be outstanding;

                      (c) the price at which shares of such series are redeemable, otherwise than for the purpose of a sinking fund applicable thereto, and any limitations and restrictions with respect to such redemption;


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

                      (d) the obligation, if any, of the Corporation to purchase and retire or redeem shares of such series for the purpose of a sinking fund, and the price at which, and the terms and conditions on which, shares will be purchased or redeemed for such sinking fund;

                      (e) the amount payable to the holder of each share of such series in the event of a voluntary liquidation, dissolution or winding up of the Corporation before any payment shall be made to the holders of shares of Class A Common Stock;

                      (f) the right, if any, of the holders of shares of such series to convert the same into shares of any other class or series within a class, and the conversion price or rate and the method, if any, of adjusting the same; and

                      (g) the voting rights, if any, of the holders of shares of such series in addition to those given in this Article to all holders of Preferred Stock.

           All shares of any one series of Preferred Stock shall be identical in every particular, except that shares thereof issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all shares of Preferred Stock of whatever series shall rank equally and be identical in all respects, except to the extent that variation is permitted as provided in this Article.

           SECTION 3 . The holders of record of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available for the purpose, cumulative cash dividends in the case of each series at the annual rate for such series fixed by the Board of Directors as hereinbefore provided, and no more, payable on such dates as shall have been fixed by the Board of Directors as hereinbefore provided.

           No dividend shall be declared upon or set apart for any shares of Preferred Stock of any series for a dividend period ending on any date unless a like proportionate dividend shall have been or then be declared upon or set apart for all other outstanding shares of Preferred Stock of whatever series for all dividend periods ending on or before such date. Accumulations of dividends shall not bear interest.

           SECTION 4 . So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not declare any dividend or make any other distribution (other than dividends or distributions payable in Class A Common Stock) on, or purchase (directly or indirectly) or redeem, any shares of Class A Common Stock, or pay any money into or set apart or make available any money for a sinking or retirement fund for the purchase or redemption of shares of Class A Common Stock, unless (a) all dividends on all shares of Preferred Stock at the time outstanding for all past dividend periods and for the then current dividend period shall have been paid or shall have been declared and a sum sufficient for the payment thereof shall have been set apart, and (b) the Corporation shall have complied with all its obligations theretofore to be performed for the purpose of each sinking fund applicable to the Preferred Stock of any series.

           Subject to the foregoing provisions of this Section 4 and to any limitations on the payment of dividends on Class A Common Stock which may be fixed by the Board of Directors as hereinbefore provided, such dividends or other distributions as may be determined by the Board of Directors may be declared and paid or made upon Class A Common Stock, from time to time, out of any funds legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend of distribution so declared and paid or made on the Class A Common Stock.

           SECTION 5 . So long as any of the Preferred Stock remains outstanding, the consent of the holders of at least a majority of all outstanding shares of Preferred Stock regardless of series, given in person or by proxy by a vote at a meeting (which may be held coincident with or as a part of an annual or other meeting of stockholders) called for that purpose, or in writing with or without a meeting, shall be necessary for effecting or validating any amendment, alteration or repeal of any of the provisions of this Article (including any resolutions adopted by the Board of Directors pursuant to the authority granted by Section 2 of this Article FOURTH) which increase or decrease the par value of the Preferred Stock or would adversely affect the rights or preferences of the Preferred Stock, or of the holders thereof; provided, however, that if any such amendment, alteration or repeal would adversely affect the rights or preferences of outstanding shares of Preferred Stock of any particular series without adversely affecting the rights or preferences of the outstanding shares of all series, then only the consent by the holders of at least a majority of the Preferred Stock of that particular series at the time outstanding shall be necessary for effecting or validating such amendment, alteration or repeal. Notwithstanding the foregoing, the number of authorized shares of Preferred Stock may be increased or decreased by the consent of the holders of at least two-thirds of the stock of the Corporation of all classes entitled to vote.

           SECTION 6 . Subject to any limitations or restrictions on redemption of shares of any series that shall have been fixed by the Board of Directors as hereinbefore provided, the Corporation at its option may redeem all or any part of the Preferred Stock of any series, at any time or from time to time, when or as the Board of Directors may authorize or direct, at the redemption price that shall have been fixed by the Board of Directors as hereinbefore provided plus accrued dividends thereon, upon notice duly given as hereinafter provided. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot, or in such other equitable manner as the Board of Directors may determine. At least 30 days' prior notice of each redemption of Preferred Stock shall be mailed to the holders of record of the Preferred Stock to be redeemed at their respective addresses as shown by the books of the Corporation. If notice of redemption shall have been duly given and if, on or before the redemption date designated in such notice, the funds necessary for such redemption shall have been set aside, so as to be and continue to be available therefor, then, from and after such redemption date, all rights of the holders of Preferred Stock with respect to the shares so called for redemption shall cease and terminate, except only the right, upon surrender of certificates therefor, to receive the redemption price thereof plus accrued dividends thereon, but without interest. If notice of redemption shall have been duly given, and if, on or before the redemption date designated in such notice, the funds necessary for such redemption shall have been deposited in trust for such purpose with a bank or trust company having a capital and surplus aggregating at least $5,000,000, then, forthwith upon the making of such deposit, all rights of the holders of Preferred Stock with respect to the shares so called for redemption shall cease and terminate, except only the right, upon surrender of certificates therefor after the making of such deposit, to receive the redemption price thereof and accrued dividends thereon to such redemption date, but without interest or, if the right of conversion shall have been conferred upon such shares and shall not by the terms thereof previously have expired, to exercise the right of conversion thereof on or before such redemption date, unless an earlier time for the expiration of such right of conversion shall have been determined or provided by resolution of the Board of Directors fixing such right of conversion, and then only on or before such earlier time for the expiration of such right of conversion. Any funds so set aside or deposited which, because of the exercise of any right of conversion of shares called for redemption, shall not be required for such redemption, shall be released and repaid forthwith to the Corporation. Any interest on funds so deposited which may be allowed by any bank or trust company with which such deposit was made shall belong to the Corporation. Shares of Preferred Stock that shall have been redeemed shall not be reissued or otherwise disposed of and shall be cancelled.

           The provisions of this Section 6 shall apply to the redemption of Preferred Stock for the purpose of any sinking fund applicable thereto, in which case the amount payable upon redemption for such purpose shall be that which shall have been fixed by the Board of Directors as hereinbefore provided.

           SECTION 7 . In the event of any liquidation, dissolution or winding up of the Corporation, the holders of each share of Preferred Stock shall be entitled to receive, before any payment shall be made to the holders of shares of the Class A Common Stock, the amount that shall have been fixed by the Board of Directors in respect of such event as hereinbefore provided plus accrued dividends thereon. After payment to the holders of the Preferred Stock of the full amounts aforesaid, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. If, upon any such liquidation, dissolution or winding up, the assets available therefor are not sufficient to permit the payment to the holders of the Preferred Stock the full amounts aforesaid, then the holders of Preferred Stock shall share ratably in the distribution of assets in accordance with the sums which would be payable if such holders were to receive the full amounts aforesaid.

           SECTION 8 . Except as otherwise specifically provided in this Article or as may be fixed by the Board of Directors as hereinbefore provided, or as otherwise expressly required by law, the holders of Preferred Stock shall not have any right to vote for the election of directors or for any other purpose nor be entitled to any notice of any meeting of stockholders. Except as otherwise expressly provided in this Article or by law, or as may be fixed by the Board of Directors in respect of any series of Preferred Stock as hereinabove provided, the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each holder of stock of the Corporation entitled to vote on any matter shall have one vote for each share thereof held.

     FIFTH: No holder of shares of capital stock of the Corporation of any class, whether now or hereafter authorized, shall have any preemptive or preferential right to purchase, subscribe for or otherwise acquire any shares of capital stock of the Corporation of any class, now or hereafter authorized, or any securities or obligations, now or hereafter authorized, convertible into or exchangeable for any such shares.

     SIXTH: The Corporation is to have perpetual existence.

     SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

     EIGHTH: The number of directors of the Corporation shall be fixed by and may from time to time be altered as provided in the by-laws of the Corporation, but shall not be less than three. The directors shall be divided into three classes with the total number of directors to be allocated among the three classes as equally as possible. The term of office of the first class shall expire at the annual meeting next ensuing; of the second class one year thereafter; of the third class two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire. The election of directors by classes as provided herein shall be irrespective of the directors which any separate class of shareholders may elect pursuant to the provisions of any resolution that may be adopted by the directors under Section 151 of the DGCL and Article FOURTH of this Restated Certificate of Incorporation in regard to the authorization of one or more series of Preferred Stock. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the Corporation, the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article EIGHTH of this Restated Certificate of Incorporation or any similar provision contained in the by-laws of the Corporation.

     NINTH: The Board of Directors shall have the power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as a majority of the Board of Directors deems expedient and for the best interests of the Corporation, provided such lease, sale or exchange be authorized by the affirmative vote of the holders of record of at least two-thirds of the total number of shares of the stock of the Corporation, at the time issued and outstanding, having voting power, given at a stockholder's meeting duly called for that purpose, or by the written consent of the holders of record at least two-thirds of the total number of shares of the stock of the Corporation having voting power, at the time issued and outstanding.

     TENTH: Notwithstanding the laws of the State of Delaware and other provisions of this Restated Certificate of Incorporation as to the affirmative vote of the stockholders required to approve certain transactions, the transactions hereinafter described shall under the circumstances hereinafter set forth require a higher vote of the stockholders, all as hereinafter set forth:

           SECTION 1 . In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article TENTH or as otherwise prohibited by applicable law:

                      (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with
                                 (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) to or with any Interested Stockholder or any Affiliate of the Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more; or

                      (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

                      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                      (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                      (vi) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through
                                 (v);

shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise. The term "Business Combination" as hereinafter used in the Article TENTH shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of this Section 1.

           SECTION 2 . The provisions of Section 1 of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if the conditions specified in either of the following paragraphs (a) or (b) are met:

           (a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

           (b) All of the following conditions shall have been met:

                      (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Class A Common Stock in such Business Combination shall be at least equal to the highest of the following:

                                 (A) (if applicable) the highest per share price
                      (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it
                      (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                 (B) the Fair Market Value per share of Class A
                      Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article TENTH as the "Determination Date"), whichever is higher; and


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

                                 (C) (if applicable) the price per share equal
                      to the Fair Market Value per share of Class A Common Stock determined pursuant to paragraph b(i)(B) above, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Class A Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Class A Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Class A Common Stock.

                      (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock (other than Institutional Voting Stock, as hereinafter defined) shall be at least equal to the highest of the following (it being intended that the requirement of this paragraph b(ii) shall be required to be met with respect to every class of outstanding Voting Stock (other than Institutional Voting Stock), whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                 (A) (if applicable) the highest per share price
                      (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                 (B) (if applicable) the highest preferential
                      amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                                 the Fair Market Value per share of such class
                      of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                 (if applicable) the price per share equal to
                      the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph b(ii)(C) above, multiplied by the ratio of (1) the highest per share price


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

                      (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of Voting Stock on the first date in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

                      (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Class A Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                      (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
           Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Class A Common Stock (except as necessary to reflect any subdivision of the Class A Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Class A Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Stockholder shall have not become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                      (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                      (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information is required to be mailed pursuant to such Act or subsequent provisions).

           SECTION 3 . As used in this Article TENTH, the following terms have the following respective meanings:

           "Person" means an individual, corporation, estate, trust, association, partnership, joint venture or other entity.

           "Interested Stockholder" means any Person (other than the Corporation, any Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan, or holding Voting Stock for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or any Subsidiary when acting in such capacity) who or which:

                      (i) is the Beneficial Owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                      (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                      (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

           For the purposes of determining whether a Person is an Interested Stockholder, the number of shares of Voting Stock deeded to be outstanding shall include shares deemed owned through application of the definition of Beneficial Owner but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

           "Beneficial Owner" of any Voting Stock means:

                      (i) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                      (ii) which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                      (iii)which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause in (ii)(b) above) or disposing of any shares of Voting Stock.

           "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1983.

           "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

           "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with an Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

           "Fair Market Value" means: (i) in the case of cash, the amount thereof; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for stocks listed on the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed


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

on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

           "Institutional Voting Stock" means any class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.

           SECTION 4 . In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in paragraphs (b)(i) and (ii) of Section 2 of this Article TENTH shall include the shares of Class A Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

           SECTION 5 . A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them after reasonable inquiry, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, (D) whether a class of Voting Stock is Institutional Voting Stock, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (F) whether the applicable conditions set forth in Section 2(b) of this Article ELEVENTH have been met with respect to any Business Combination.

           SECTION 6 . Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

           SECTION 7 . Notwithstanding any other provisions of this Restated Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of 80% or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article TENTH of this Certificate of Incorporation.

     ELEVENTH: The Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the


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

Corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors, which instrument or instruments may contain such provisions against dilution of the stock deliverable against said rights or options as may, in the judgment of the Board of Directors, be deemed expedient or necessary, and may contain a provision that if the Corporation shall offer to its stockholders of any class or series as a class, rights to subscribe for shares of stock or other securities, it shall offer to the holders of such rights or options the right to subscribe for such stock or other securities on the terms and to the extent on and to which the holders of such rights or options would be entitled to subscribe were they the holders of record of the number of shares of stock then deliverable against such rights or options. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. The Corporation shall reserve and have at all times available a sufficient number of its shares of stock or securities or assets to satisfy the rights and privileges contained in all its outstanding rights or options for the purpose of stock or other securities.

     TWELFTH: In addition to the powers and authorities herein or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and of the by-laws of the Corporation.

     THIRTEENTH: Insofar as the same is not contrary to the laws of the State of Delaware, no contract or other transaction between this Corporation and any other corporation shall be affected or invalidated by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors of this Corporation, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, act or transaction of this Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors of this Corporation is a party or are parties to, or interested in such contract, act or transaction, or is, or are, in any way connected with such person or persons, firm, association or corporation, if such fact is known to the Board of Directors of this Corporation, and each and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself, or any firm, association or corporation in which he may be in anywise interested.

     FOURTEENTH: A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the

Corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under
Section 174 of the DGCL or (D) for any transaction from which the director derives an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this article by the stockholders of the Corporation shall not adversely affect any right or protections of a director of the Corporation existing at the time of such repeal or modification.

     FIFTEENTH: To the full extent permitted by Section 145 of the DGCL or any successor provisions thereto, (A) the Corporation shall (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and (B) the Corporation may (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The foregoing indemnification and advancement of expenses provisions shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise and are deemed to be contract rights with respect to each person entitled to the benefits of such new provisions. Any change in law that purports to restrict the ability of the Corporation to indemnify or advance expenses to any such person shall not affect the Corporation's obligation or right to indemnify and advance expenses to any such person with respect to any action, claim, suit or proceeding that occurred or arose or that is based on events or acts that occurred or arose, prior to such change in law.

     SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, provided that, in addition to any other vote of stockholders required elsewhere in this Restated Certificate of Incorporation, such amendment, alteration, change or repeal is authorized by a resolution adopted by the affirmative vote of the holders of record of at least two-thirds of the total number of shares of capital stock of the Corporation at the time issued and outstanding having voting powers given at a stockholders' meeting duly called for that purpose, and all rights and powers conferred herein upon stockholders, directors and officers are subject to this reserved power.



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